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                                                                    EXHIBIT 99.3

     THE PRESS RELEASE FILED HEREWITH IS IN CORRECTED FORM. THE ORIGINAL PRESS RELEASE INADVERTENTLY OMITTED THE "ADDITIONAL INFORMATION" SECTION.

            Contact:    Robert Bowen, Chief Financial Officer
                        Anne Rivers, Investor Relations
                        Jeff Keene, Healthcare Media
                        Cytyc Corporation: 978-266-3010
                        www.cytyc.com

                        Robert P. Jones/Theresa Vogt
                        Media: Greg Tiberend/Dan Budwick
                        Morgen-Walke Associates: 212-850-5600

                        Lloyd Benson or Shanti Skiffington
                        Schwartz Communications:  781-684-0770



   CYTYC CORPORATION SIGNS DEFINITIVE AGREEMENT TO ACQUIRE DIGENE CORPORATION

Boxborough, MA, and Gaithersburg, MD, February 19, 2002 - The press release issued by Cytyc Corporation (Nasdaq:CYTC) and Digene Corporation (Nasdaq:DIGE) today inadvertently omitted the following language. The corrected release, in its entirety, is also set forth below.


ADDITIONAL INFORMATION:


THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND SHALL NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE. Cytyc intends to file a Registration Statement on Form S-4 and Schedule TO, and Digene plans to file a Solicitation/Recommendation Statement on Schedule 14D-9, with the U.S. Securities and Exchange Commission in connection with the transaction. Cytyc and Digene expect to mail a Prospectus, which is part of the Registration Statement on Form S-4, the Schedule 14D-9 and related tender offer materials to stockholders of Digene. These documents contain important information about the transaction which should be considered by investors and security holders prior to making any investment decisions. Investors and security holders are urged to read these documents carefully when they are available. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of these documents may also be obtained from Cytyc by directing a request to Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719, 978-263-8000, or Digene by directing a request to Digene Corporation, 1201Clopper Road Gaithersburg, MD 20878, 301-944-7000. In addition to the Registration Statement, Schedule TO, Prospectus and Schedule 14D-9, Cytyc and Digene also file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Cytyc or Digene at the Securities and Exchange Commission public reference rooms at

450 Fifth Street, NW, Washington, D.C. 20549 or at any of the Securities and Exchange Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on public reference rooms. Filings by Cytyc and Digene with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

THE CORRECTED PRESS RELEASE, IN ITS ENTIRETY, IS SET FORTH BELOW:

Boxborough, MA, and Gaithersburg, MD, February 19, 2002 - Cytyc Corporation (Nasdaq:CYTC) and Digene Corporation (Nasdaq:DIGE) today jointly announced that they have signed a definitive agreement pursuant to which Cytyc Corporation will acquire Digene Corporation in a stock and cash tender offer transaction. The transaction furthers Cytyc's mission to become the leading developer and manufacturer of products for the diagnosis of women's cancers and infectious diseases.

Cytyc Corporation will issue 23 million shares of common stock and pay $76.9 million in cash for all outstanding equity of Digene Corporation (calculated on a fully diluted basis using the treasury stock method). Each Digene shareholder will receive $4.00 per share in cash plus 1.1969 shares of Cytyc common stock for every share of Digene common stock. Based upon the last sales prices on the Nasdaq market of Cytyc's and Digene's common stock on February 15, 2002, the per share consideration to Digene shareholders is $28.81, which represents a 13 percent premium to Digene's last sales price of $25.51 on that date, representing an aggregate equity value of the transaction of $553.7 million.

The transaction is expected to be $0.04 to $0.05 per share dilutive to Cytyc's 2002 earnings and accretive in 2003 and beyond. In addition, the transaction is expected to result in a one-time charge of up to $65 million, largely for in-process R&D. The acquisition is subject to the tender of over 50 percent of Digene's stock, regulatory approval and other customary closing conditions, and is expected to close during the second quarter of this year. The acquisition will be structured as a tax-free reorganization.

"We believe that this is an ideal merger for both companies, each leaders in our respective fields" said Patrick J. Sullivan, Cytyc's chief executive officer, vice chairman and chairman-elect. "Cytyc's ThinPrep(R) Pap Test(TM) is fast becoming the method of choice for cervical cancer screening and Digene's Hybrid Capture(R) 2 HPV Test is the clear standard for the identification of human papillomavirus (HPV), which is the cause of greater than 99 percent of cervical cancer cases. In addition, we believe the combined platform of HC 2 technology based upon Digene's substantial portfolio of intellectual property, together with the ThinPrep collection vial, provides tremendous opportunities for molecular testing of a panel of sexually transmitted diseases and other cancer markers."

"We are very excited by the prospects of combining efforts with Cytyc Corporation," said Evan Jones, chairman and chief executive officer of Digene Corporation. "We have been working closely with Cytyc during the last several years as a result of our co-marketing agreement and believe that the combined entity will be extremely effective in establishing our portfolio of products as new standards for screening and prevention of women's cancers and infectious diseases."

Digene's Hybrid Capture 2 HPV Test is the only test currently approved by the U.S. Food and Drug Administration (FDA) for the detection of HPV, and the ThinPrep Pap Test is the only liquid-based cervical cancer screening technology currently approved by the FDA for HPV testing directly from the collection vial. The combined benefits of these two products have recently been validated in the National Cancer Institute's ALTS trial as a viable patient management strategy for borderline cytology results.

Advising Cytyc Corporation in this transaction was U.S. Bancorp Piper Jaffray. Goldman, Sachs & Co. acted as advisors to Digene Corporation.

Cytyc and Digene management will discuss the acquisition during a conference call on Tuesday, February 19, 2002, at 8:30 a.m. (Eastern). Investors may access the call by dialing 800-350-7822 or 212-676-5030. A webcast of the call may be accessed at Cytyc's web site, www.cytyc.com, and Digene's web site, www.digene.com, where the event will be available for replay approximately two hours following the conference call until February 28, 2002. In addition, a telephonic replay of the call will be available through February 28, 2002 by calling 800-633-8284 or 858-812-5449 (Access Code: 20370221).

Cytyc Corporation develops, manufactures, and markets products for medical diagnostic applications primarily focused on women's health. The ThinPrep System consists of the ThinPrep(R) 2000 Processor, ThinPrep(R) 3000 Processor, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC and is a part of the S&P Midcap 400 Index and The Nasdaq-100 Index.

Digene Corporation based in Gaithersburg, Maryland, develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. The Company has developed and is commercializing its patented Hybrid Capture products in three areas: women's cancers and infectious diseases, blood viruses, genomics and pharmaceutical research. Digene's primary focus is in women's cancers and infectious diseases where the Company's lead product is the only FDA approved test for human papilloma virus, or HPV, which is the cause of greater than 99 percent of cervical cancer cases. The Digene HPV Test is used in the U.S. as an adjunct to the Pap smear for cervical cancer screening and is being marketed in selected countries as a primary cervical cancer screen either in conjunction with or separate from the Pap smear. The Company's product portfolio also includes DNA tests for the detection of other sexually transmitted infections, including chlamydia and gonorrhea, and tests for blood viruses.

Cytyc(R) and ThinPrep(R) are registered trademarks and ThinPrep(R) Pap Test(TM) is a trademark of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding management's plans and objectives for future operations, statements regarding the

Digene acquisition, product plans and performance, management's assessment of market factors, as well as statements regarding Company strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, management of growth, risks associated with the consummation and integration of the Digene acquisition, uncertainty of product development efforts, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, risks associated with competition and competitive pricing pressures, and other risks detailed in Cytyc's and Digene's filings with the Securities and Exchange Commission, including under the heading "Certain Factors Which May Affect Future Results" in Cytyc's 2000 Form 10-K and "Additional Considerations" in Digene's 2001 Form 10-K filed with the Commission. Cytyc and Digene caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc and Digene disclaim any obligation to publicly update or revise any such statements to reflect any change in Cytyc's and Digene's expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND SHALL NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE. Cytyc intends to file a Registration Statement on Form S-4 and Schedule TO, and Digene plans to file a Solicitation/Recommendation Statement on Schedule 14D-9, with the U.S. Securities and Exchange Commission in connection with the transaction. Cytyc and Digene expect to mail a Prospectus, which is part of the Registration Statement on Form S-4, the Schedule 14D-9 and related tender offer materials to stockholders of Digene. These documents contain important information about the transaction which should be considered by investors and security holders prior to making any investment decisions. Investors and security holders are urged to read these documents carefully when they are available. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of these documents may also be obtained from Cytyc by directing a request to Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719, 978-263-8000, or Digene by directing a request to Digene Corporation, 1201Clopper Road Gaithersburg, MD 20878, 301-944-7000. In addition to the Registration Statement, Schedule TO, Prospectus and Schedule 14D-9, Cytyc and Digene also file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Cytyc or Digene at the Securities and Exchange Commission public reference rooms at 450 Fifth Street, NW, Washington, D.C. 20549 or at any of the Securities and Exchange Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on public reference rooms. Filings by Cytyc and Digene with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                     #####